Exhibit 99.2

DEVRY INC.
SEGMENT INFORMATION - PREVIOUS ALIGNMENT
(Dollars in Thousands)

PRELIMINARY

	For the Three Months		For the Three Months		For the Three Months		For the Three Months		For the Year
	Ended September 30,		Ended December 31,		Ended March 31,		Ended June 30,		Ended June 30,
	2010	2009	2010	2009	2011	2010	2011	2010	2011	2010
REVENUES:
Business, Technology and Management	$352,918	$283,506	$370,743	$313,256	$378,698	$334,603	$357,787	$332,188	$1,460,146	$1,263,553
Medical and Healthcare	136,658	117,158	142,145	125,774	142,544	132,640	136,988	131,465	558,335	507,037
Professional Education	19,970	19,161	21,268	16,834	24,529	22,828	28,350	26,001	94,117	84,824
Other Educational Services	11,882	11,285	17,307	17,148	16,959	14,314	23,625	17,020	69,773	59,767

Total Consolidated Revenues	521,428	431,110	551,463	473,012	562,730	504,385	546,750	506,674	2,182,371	1,915,181

OPERATING INCOME (LOSS):
Business, Technology and Management	84,519	56,079	99,472	78,134	99,351	85,751	76,061	71,096	359,403	291,060
Medical and Healthcare	28,162	27,139	30,964	31,159	29,289	30,951	18,550	21,832	106,965	111,081
Professional Education	6,379	6,444	6,590	3,249	9,150	8,147	11,268	8,833	33,387	26,673
Other Educational Services	(7,522)	(6,522)	148	705	1,113	(1,414)	5,558	440	(703)	(6,791)
Reconciling Items:
Amortization Expense	(1,475)	(3,914)	(1,477)	(3,657)	(1,497)	(1,618)	(1,654)	(1,623)	(6,103)	(10,812)
Depreciation and Other	1,752	159	(144)	(661)	(179)	203	(203)	(10)	1,226	(309)

Total Consolidated Operating Income	111,815	79,385	135,553	108,929	137,227	122,020	109,580	100,568	494,175	410,902

INTEREST AND OTHER (EXPENSE) INCOME:
Interest Income	423	500	381	574	435	476	300	530	1,539	2,080
Interest Expense	(254)	(422)	(239)	(495)	(348)	(336)	(441)	(332)	(1,282)	(1,585)
Net Investment Gain	-	831	-	313	-	81	-	-	$-	1,225

Net Interest and Other (Expense) Income	169	909	142	392	87	221	(141)	198	257	1,720

Total Consolidated Income before
Minority Interest and Income Taxes	$111,984	$80,294	$135,695	$109,321	$137,314	$122,241	$109,439	$100,766	$494,432	$412,622